Exhibit 99.1

Contact:

Stacey Peterson

Chief Financial Officer
714/241-0303

STRONG GAINS CONTINUE AT TTM TECHNOLOGIES, INC.; FIRST QUARTER 2004

NET INCOME OF $0.15 PER SHARE ON REVENUES OF $57.7 MILLION

SANTA ANA, CA – April 26, 2004 – TTM Technologies, Inc. (Nasdaq: TTMI), a leading manufacturer of time-critical and technologically advanced printed circuit boards, today reported results for the first quarter ended March 29, 2004.

First-Quarter Results

First quarter 2004 revenue increased 46 percent to $57.7 million, compared to $39.6 million for the first quarter of 2003, due to continued strengthening of end-market demand and market share gains.  Sequentially, revenues increased $3.4 million, or 6 percent, compared to the fourth quarter of 2003.

For the first quarter of 2004, the quick-turn business remained strong, with year-over-year revenue growth of 25 percent.  As a percent of total revenues, quick turn represented 24 percent, compared to 28 percent for the first quarter of 2003 and 27 percent for the fourth quarter of 2003. The percentage declined, year-over-year, as the company’s Chippewa Falls facility—which specializes in technologically advanced, standard lead time boards—grew at a particularly rapid pace. The sequential decline reflects the typical seasonal slowdown in quick-turn business in the first quarter.

Gross margins increased to 30.0 percent for the first quarter of 2004, compared to 11.4 percent for the first quarter of 2003 and 26.1 percent for the fourth quarter of 2003. This margin improvement reflects TTM’s significant operating leverage, favorable mix and pricing trends, and strong operating efficiency achieved during the quarter.

TTM posted an operating profit of $10.4 million for the first quarter of 2004, compared to an operating loss of $1.3 million for the first quarter of 2003 and an operating profit of $7.1 million for the fourth quarter of 2003.

Net income for the first quarter of 2004 was $6.5 million, or $0.15 per diluted share, compared with net income of $4.7 million, or $0.11 per diluted share, for the fourth quarter of 2003, and net loss of $150,000, or breakeven on a per share basis, for the first quarter of 2003.  Net income for the fourth quarter of 2003 included a restructuring charge of $446,000 and a $411,000 extraordinary gain related to the acquisition of ACI.  Net income for the first quarter of 2003 included a restructuring charge of $203,000 and an extraordinary gain of $824,000 related to ACI.

Earnings before interest, taxes, depreciation, amortization and extraordinary gain (EBITDA before extraordinary gain) for the first quarter of 2004 was $12.7 million, up from $897,000 for the first quarter of 2003 and $9.9 million for the fourth quarter of 2003.

“Despite the typical seasonal slowdown in our quick-turn business in the first quarter of the year, we posted strong sequential revenue and earnings growth as we continued to gain market share in an expanding market,” said Kent Alder, President and CEO of TTM Technologies.

Financial Strength

“Our cash position strengthened even further in the first quarter of 2004,” continued Alder. TTM ended the quarter with cash and short-term investments of $37.2 million, compared with $31.7 million at year-end 2003.  Debt remained flat at $7.8 million.  TTM’s $25 million revolving credit facility remained undrawn at the end of the quarter.

Outlook

“Due to continued strong operational execution and the expectation of further market share gains, we are forecasting sequential revenue and earnings improvement for the second quarter,” concluded Alder.

For the second quarter of 2004, TTM is estimating revenues of $59 to $62 million and earnings of $0.16 to $0.18 per share.

“We also anticipate favorable market conditions to continue in the second half of 2004.  Based on input from customers, we expect second-half volumes to exceed first-half levels.”

Conference Call/Webcast

TTM Technologies, Inc. is a leading supplier of time-critical and technologically advanced printed circuit boards to original equipment manufacturers and electronics manufacturing services companies.  TTM stands for time-to-market, representing how the company’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.

The company will conduct a conference call to discuss its first-quarter performance and outlook today at 4:30 p.m. Eastern/1:30 p.m. Pacific time.  The call will be simulcast and available for replay until May 4, 2004, on the company’s Web site, www.ttmtech.com.

This release contains forward-looking statements that relate to future events or performance.  These statements reflect the company’s current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized.  Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the forward-looking statements.  These risks and uncertainties include, but are not limited to, the company’s dependence upon the electronics industry, the company’s dependence upon a small number of customers, general economic conditions and specific conditions in the markets TTM addresses, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers, and other “Risk Factors” set forth in the company’s most recent Registration Statement on Form S-3 and 10-K.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2004	2003	2003

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$57,696	$39,634	$54,309
Cost of goods sold	40,416	35,108	40,114

Gross profit	17,280	4,526	14,195

Operating expenses:
Sales and marketing	3,041	2,545	2,965
General and administrative	3,508	2,814	3,376
Amortization of intangibles	300	300	301
Restructuring charges	—	203	446
Total operating expenses	6,849	5,862	7,088

Operating income (loss)	10,431	(1,336)	7,107

Interest expense	(120)	(155)	(132)
Amortization of debt issuance costs	(27)	(16)	(26)
Interest income and other, net	92	77	83

Income (loss) before income taxes and extraordinary item	10,376	(1,430)	7,032
Income tax benefit (provision)	(3,850)	456	(2,788)

Net income (loss) before extraordinary item	6,526	(974)	4,244

Extraordinary gain	—	824	411

Net income (loss)	$6,526	$(150)	$4,655

Earnings per common share (EPS) before extraordinary item:
Basic	$0.16	$(0.02)	$0.11
Diluted	0.15	(0.02)	0.10

Earnings per common share (EPS):
Basic	0.16	(0.00)	0.12
Diluted	0.15	(0.00)	0.11

Weighted average common shares:
Basic	40,605	39,762	40,415
Diluted	42,181	39,762	42,015

	March 29, 2004	December 31, 2003
SELECTED BALANCE SHEET DATA

Cash and short-term investments	$37,235	$31,745
Accounts receivable, net	34,956	28,519
Inventories, net	10,353	8,617
Total current assets	88,264	74,887
Net property, plant and equipment	44,551	43,536
Other assets	83,524	87,434
Total assets	216,339	205,857

Current maturities of long-term debt	$4,444	$4,444
Other current liabilities	21,451	18,091
Long-term liabilities	4,712	4,995
Shareholders’ equity	185,732	178,327
Total liabilities and shareholders’ equity	216,339	205,857

	First Quarter		Fourth Quarter
	2004	2003	2003
SUPPLEMENTAL DATA

EBITDA (before extraordinary gain)	$12,721	$897	$9,863
EBITA (before extraordinary gain)	$10,761	$(1,036)	$7,883

Gross margin	30.0%	11.4%	26.1%
EBITDA (before extraordinary gain) margin	22.0	2.3	18.2
Operating margin	18.1	(3.4)	13.1

End Market Breakdown:

	First Quarter
	2004	2003

Networking/communications	39.7%	33.6%
High-end computing	33.7	41.0
Industrial/medical	13.4	10.6
Computer peripherals	7.4	9.6
Handheld	2.4	1.7
Other	3.4	3.5

	First Quarter		Fourth Quarter
	2004	2003	2003
RECONCILIATIONS*

EBITA/EBITDA (before extraordinary gain) reconciliation:
Net income (loss)	$6,526	$(150)	$4,655
Add back items:
Extraordinary gain	—	(824)	(411)
Income taxes	3,850	(456)	2,788
Interest expense	120	155	132
Amortization of debt issuance costs	27	16	26
Interest income and other	(92)	(77)	(83)
Amortization of intangibles	330	300	330
Non-cash restructuring charge for impairment of building and equipment	—	—	446
EBITA (before extraordinary gain)	10,761	(1,036)	7,883

Depreciation of property, plant and equipment	1,960	1,933	1,980
EBITDA (before extraordinary gain)	$12,721	$897	$9,863

* This information provides a reconciliation of EBITA/EBITDA (before extraordinary gain) to the financial information in our consolidated statements of operations.